Exhibit 99.5

THE TERMS AND CONDITIONS OF THE RIGHTS OPPERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED JULY 13, 2022 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING, THE INFORMATION AGENT, BY CALLING (212) 269-5550 (BANKERS AND BROKERS) OR (877) 283-0323 (ALL OTHERS) OR BY EMAIL AT CREATD@DFKING.COM.

CREATD, INC.

BENEFICIAL OWNER ELECTION FORM

I (We), the beneficial owner(s) of shares of common stock, par value $0.001 per share (the “Common Stock”), certain shares Series E Preferred Stock (the “Preferred Shares”), common stock warrants (the “Eligible Warrants”) and options (the “Eligible Options”), of Creatd, Inc., a Nevada corporation (the “Company”), acknowledge receipt of your letter, the prospectus dated July 13, 2022 (the “Prospectus”), and the other enclosed materials relating to the offering of (i) Common Stock, (ii) Series A redeemable warrants to purchase Common Stock (“Series A Warrants”), and (ii) Series B redeemable warrants to purchase Common Stock (“Series B Warrants”, and together with Series A Warrants, “Warrants”), issuable upon the exercise of subscription rights to purchase units (“Units,” and such rights, the “Subscription Rights”) as described in the Prospectus.

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase Units distributed with respect to the Common Stock and Common Stock issuable upon conversion or exercise of the Preferred Shares, Eligible Warrants and Eligible Options held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Form of Instructions as to use of Creatd, Inc. Non-Transferable Subscription Rights Certificates.” Each Unit will consist of one share of Common Stock, a Series A Warrant exercisable for one share of Common Stock at an exercise price of $3.00, and a Series B Warrant exercisable for one share of Common Stock at an exercise price of $6.00, at a subscription price per Unit of $2.00. The Common Stock and Warrants comprising the Units will separate upon the closing of the rights offering and will be issued separately, however, they may only be purchased as a Unit and the Unit will not trade as a separate security. Each Series A Warrant will be exercisable for one of Common Stock at an exercise price equivalent to $3.00 through its expiration November 30, 2027. Each Series B Warrant will be exercisable for one of Common Stock at an exercise price equivalent to $6.00 through its expiration November 30, 2027.

I (We) hereby instruct you as follow:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Units. If you checked Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

Box 2.	☐	Please EXERCISE SUBSCRIPTION RIGHTS for Units as set forth below.
If you checked Box 2, please fill out the table shown below. Next, please check Box 3 and/or Box 4, as applicable, and fill out the information indicated under Box 3 and/or Box 4, as applicable. Please then sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

The number of Subscription Rights for which the undersigned gives instructions for exercise under the subscription privilege should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

	Up to 2 x Number of Shares Owned		Per Unit Subscription Price		Payment
Basic Subscription Right:		x	$2.00	=	$ (Line 1)
Over-Subscription Right:		x	$2.00	=	$ (Line 2)
Total Payment Required:					$ (Sum of Lines 1 and 2)

Box 3.	☐	Payment in the following amount is enclosed: $________.

Box 4.	☐	Please deduct payment of $_______ from the following account maintained by you: The total of Box 3 and 4, together, must equal the sum of lines 1 and 2 from Box 2 above.

Type of Account: __________________ Account No.: ________________

I (We) on my (our) behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus; and

●	agree that if I (we) fail to pay for the Units I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker.